                             PARTICIPATION AGREEMENT

                                      AMONG

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                             VAN KAMPEN FUNDS, INC.,

                         VAN KAMPEN EQUITY INCOME FUND,

                            VAN KAMPEN COMSTOCK FUND,

                             VAN KAMPEN EQUITY TRUST

                                       AND

                        VAN KAMPEN ASSET MANAGEMENT INC.

         THIS  AGREEMENT,  dated as of the 1st day of July,  2001,  by and among
Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company  organized under the laws of the State of Kansas,  on its own behalf and on behalf of each segregated  asset account of the Company set forth on Schedule
A hereto,  as may be amended from time to time (each an  "Account"),  Van Kampen
Equity Income, Van Kampen Comstock Fund and Van Kampen Equity Trust on behalf of the Van  Kampen  Aggressive  Growth  Fund (each a "Fund"  and  collectively  the
"Funds"); Van Kampen Funds, Inc. ("Underwriter").,  a Delaware corporation,  and
Van Kampen Asset Management Inc. (the "Adviser"), a Delaware corporation.

         WHEREAS, the Adviser,  which serves as investment adviser to the Funds, is duly registered as an investment adviser under the Investment Advisers Act of
1940, as amended; and

         WHEREAS,  the  Underwriter is registered as a  broker/dealer  under the
Securities Exhange Act of 1934, as amended,  is a member in good standing of the
National  Association  of  Securities  Dealers,  Inc.  ("NASD")  and  serves  as principal underwriter of the shares of the Funds;

         WHEREAS,  the Company has issued or will issue certain variable annuity contracts  supported wholly or partially by the Account (the  "Contracts"),  and said  Contracts are listed in Schedule A hereto,  as it may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is duly established and maintained as a segregated asset  account,  duly  established  by the  Company,  on the date shown for such
Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS,  the Company intends to purchase shares in the Funds listed in
Schedule  B hereto,  as it may be  amended  from time to time by mutual  written agreement on behalf of the Account to fund the aforesaid Contracts;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriter and the Adviser agree as follows:

ARTICLE I.  SALE OF FUND SHARES

            1.1.  Subject to Article  IX hereof,  the Funds and the  Underwriter agree to make  available  to the Company for  purchase on behalf of the Account, shares of the  Funds,  such  purchases  to be  effected  at net  asset  value in accordance  with Section 1.3 of this Agreement.  Notwithstanding  the foregoing,
(i) the Funds (other than those  listed on Schedule A) in existence  now or that may be  established  in the future will be made available to the Company only as the Funds and the Underwriter may so provide, and (ii) the Boards of Trustees of the Funds (the  "Boards") may suspend or terminate the offering of shares of any
Fund or class  thereof,  if such  action  is  required  by law or by  regulatory authorities  having  jurisdiction  or if, in the sole  discretion  of the Boards acting in good faith and in light of their  fiduciary  duties under  federal and any  applicable  state laws,  suspension or  termination is necessary and in the best interests of the shareholders of such Fund.

            1.2. The Funds and the  Underwriter  shall redeem,  at the Company's request, any full or fractional Fund shares held by the Company on behalf of the
Account,  such  redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement.  Notwithstanding the foregoing, the Funds and the
Underwriter may delay  redemption of Fund shares to the extent  permitted by the
1940 Act, and any rules, regulations or orders thereunder.

            1.3. PURCHASE AND REDEMPTION PROCEDURES

                 (a) The Funds and the Underwriter hereby appoint the Company as an agent of the  Funds  for the  limited  purpose  of  receiving  and  accepting purchase and redemption  requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general  account of the  Company) for shares of those Funds made available hereunder,  based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the  Contracts or the Account.  Receipt and  acceptance  of any such request (or relevant transactional information therefor) on any day the New York
Stock Exchange is open for trading and on which a Fund  calculates its net asset value (a "Business  Day")  pursuant to the rules of the  Securities and Exchange
Commission  ("SEC"),  by the Company as such limited agent of the Funds prior to the time that the Funds ordinarily  calculate their net asset value as described from  time to time in the  Funds'  prospectuses  shall  constitute  receipt  and acceptance  by the  Funds on that same  Business  Day,  provided  that the Funds receive  notice of such request by 9:30 a.m.  Eastern Time on the next following
Business Day.

                 (b) The  Company  shall pay for shares of each Fund on the same
Business  Day that it notifies  the Fund of a purchase  request for such shares.
Payment for Fund shares shall be made in federal funds  transmitted  to the Fund or other  designated  person by wire to be received by 3:00 p.m. Eastern Time on the Business  Day the Fund is notified of the  purchase  request for Fund shares
(unless the Fund determines and so advises the Company that sufficient  proceeds are  available  from  redemption of shares of other Funds  effected  pursuant to redemption  requests tendered by the Company on behalf of the Account, or unless the Fund  otherwise  determines  and so advises the Company to delay the date of payment,  to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Fund shares purchased thereby will be issued,  as soon as practicable  and the Company shall promptly, upon the  Fund's  request,  reimburse  the Fund for any  charges,  costs,  fees, interest or other expenses  incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio  transactions effected by the Fund based upon such purchase request.  Upon receipt of federal funds so wired, such funds shall
cease  to  be  the   responsibility   of  the  Company  and  shall   become  the
responsibility  of the Fund. Should a Fund need to extend settlement on a trade, the Fund shall promptly contact the Company to discuss the extension.

                 (c)  Payment  for Fund  shares  redeemed  by the Account or the
Company  shall be made by the Fund in federal funds  transmitted  by wire to the
Company  or any  other  designated  person  by 3 p.m.  Eastern  Time on the same
Business  Day the Fund is  properly  notified  of the  redemption  order of such shares (unless  redemption  proceeds are to be applied to the purchase of shares of other Funds in accordance with Section 1.3(b) of this Agreement), except that the Fund  reserves  the right to delay  payment of  redemption  proceeds  to the extent  permitted under Section 22(e) of the 1940 Act and any rules  thereunder, and in accordance  with the  procedures and policies of the Fund as described in the then-current prospectus.

                 (d) Any purchase or redemption  request for Fund shares held or to be held in the Company's  general  account shall be effected at the net asset value per share next determined  after the Fund's receipt and acceptance of such request,  provided  that,  in the case of a purchase  request,  payment for Fund shares so requested  is received by the Fund in federal  funds prior to close of business for  determination  of such value,  as defined from time to time in the
Funds' prospectuses.

            1.4. The Funds and the  Underwriter  shall use their best efforts to make the net asset value per share available to the Company by 6:30 p.m. Eastern
Time each  Business  Day, and in any event,  as soon as  reasonably  practicable after the net asset value per share for each such Fund is calculated,  and shall calculate such net asset value in accordance  with the Funds'  prospectuses.  If the Underwriter  provides the Company with materially  incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares  purchased or redeemed to reflect the correct share net asset value.  Any material  error in the  calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.  In the event that any such material error is the result of the gross negligence of the  Underwriter,  or its designated agent for calculating  the net asset value,  any  administrative  or other costs or losses incurred for  correcting  underlying  Contract  owner  accounts  shall be at the
Underwriter's  expense.  If a Contract owner has received cash in excess of what he/she is entitled,  the Company will,  when requested by the Funds,  and to the extent  practicable  and  permitted  by law,  debit  or cause  the  debit of the
Contract owner's account in the amount of such excess and repay it to the Funds.
Upon  request by the Funds or the  Underwriter,  the Company  shall  provide the
Funds or the Underwriter  with the name of the Contract owner and other relevant information  concerning the Contract  owner's account to assist the Funds in the collection from the Contract owner of any excess amount not repaid to the Funds.

            1.5. The  Underwriter  shall use its best efforts to furnish  notice
(by wire or telephone  followed by written  confirmation)  to the Company of any income dividends or capital gain distributions payable on any Fund shares by the record  date,  but in no event later than 6:30 p.m.  Eastern Time on the payment date. The Company, on its behalf and on behalf of the Account,  hereby elects to receive all such dividends and  distributions  as are payable on any Fund shares in the form of additional  shares of that Fund. The Company  reserves the right, on its behalf  and on behalf of the  Account,  to revoke  this  election  and to receive  all  such  dividends  and  capital  gain  distributions  in  cash.  The
Underwriter  shall  notify the Company  promptly of the number of Fund shares so issued as payment of such dividends and distributions.

            1.6.  Issuance  and  transfer of Fund shares  shall be by book entry only.  Share  certificates  will not be issued to the  Company  or the  Account.
Purchase  and  redemption  orders  for  Fund  shares  shall  be  recorded  in an appropriate ledger for the Account or the appropriate subaccount of the Account.

            1.7. (a)  The  parties  hereto  acknowledge  that  the   arrangement
contemplated  by this Agreement is not exclusive;  the Funds' shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

                 (b) The Company shall not,  without prior notice to the Adviser and Underwriter  (unless otherwise  required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

                 (c) The Company shall not,  without prior notice to the Adviser and Underwriter  (unless otherwise  required by applicable law), induce Contract owners to change or modify the Fundsor change the Funds' investment advisers.

                 (d) The Company  shall not,  without prior notice to the Funds, induce Contract owners to vote on any matter submitted for  consideration by the shareholders of a Fund in a manner other than as recommended by its Board.

            1.8 The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

            2.1. The Company represents and warrants that the Contracts (a) are, or prior to  issuance  will be,  registered  under the 1933 Act,  or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered  exclusively in  transactions  that are properly  exempt from registration  under the 1933 Act. The Company  further  represents  and warrants that the  Contracts  will be  issued  and  sold in  compliance  in all  material respects  with all  applicable  federal  securities  and  state  securities  and insurance  laws.  The Company  further  represents  and  warrants  that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas  insurance  laws,  and that it (a) has  registered or, prior to any issuance  or  sale  of  the  Contracts,  will  register  the  Account  as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment  account for the Contracts,  or alternatively (b) has not registered the Account in proper  reliance upon an exclusion  from  registration under the 1940 Act.

            2.2. The Fund and the  Underwriter  represent  and warrant that Fund shares sold pursuant to this Agreement  shall be registered  under the 1933 Act, shall be duly  authorized  for issuance and sold in  compliance  in all material respects with  applicable  state and federal  securities laws and that the Funds are and shall  remain  registered  under the 1940 Act. The Funds shall amend the registration  statements  for their  shares  under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous  offering of its shares.

            2.3.  The Funds  represent  that  they are  lawfully  organized  and validly  existing  under the laws of the State of Delaware  and that they do and will comply in all material respects with the 1940 Act.

            2.4. The Adviser represents and warrants that it is registered as an investment adviser with the SEC.

            2.5.  The Funds and the Adviser  represent  and warrant  that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or  securities of the Funds are and shall continue to be at all times covered by a blanket  fidelity bond or similar  coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently  by Rule  17g-1  under the 1940 Act or  related  provisions  as may be promulgated  from time to time.  The aforesaid  bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            2.6. The Company  represents and warrants that all of its directors, officers,  employees, and other  individuals/entities  employed or controlled by the Company dealing with the money and/or  securities of the Account are covered by a blanket  fidelity bond or similar  coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

            2.7. The  Underwriter  represents and warrants that it is registered as a broker/dealer with the SEC and is a member in good standing with the NASD.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

            3.1. The Funds shall provide the Company with as many printed copies of the current prospectus,  current Statement of Additional Information ("SAI"), supplements,  proxy statements,  and annual or semi-annual  reports of each Fund
(for  distribution to Contract owners with value allocated to such Funds) as the
Company  may  reasonably  request to deliver to  existing  Contract  owners.  If requested by the Company in lieu thereof, the Funds shall provide such documents
(including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial  printer,  or an electronic copy of the documents in a format  suitable for posting on the Company's  website,  all as the Company may reasonably request) and such other assistance as is reasonably  necessary in order for the  Company to have  prospectuses,  SAIs,  supplements  and annual or semi-annual reports for the Contracts and the Funds printed together in a single document  or posted on the  Company's  web-site or printed  individually  by the
Company if it so chooses.  The expenses  associated  with printing and providing such documentation shall be as set forth in Article V.

            3.2.  Each  Fund's  prospectus  shall state that the current SAI for such Fund is available.

            3.3. The Funds shall provide the Company with information  regarding the Funds' expenses,  which  information may include a table of fees and related narrative  disclosure  for use in any prospectus or other  descriptive  document relating to a Contract.  The  Company  agrees that it will use such  information substantially  in the form  provided.  The Company  shall  provide prior written notice of any  proposed  modification  of such  information,  which  notice will describe the manner in which the Company proposes to modify the information, and agrees  that it may not modify  such  information  in any way  without the prior consent of the Funds, which consent shall not be unreasonably withheld.

            3.4. The Funds will pay or cause to be paid the expenses  associated with text composition,  printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Funds,  consistent with applicable  provisions of the 1940 Act.

            3.5. When the Fund submits  proposals to  shareholders,  the Company shall, so long as, and to the extent the SEC continues to interpret the 1940 Act to require  pass-through voting privileges for variable contract owners,  follow one of the two procedures outlined below:

                 (a) If the Company  chooses to solicit  Contract owners itself, it shall:

                     (i)  solicit   voting   instructions   from  owners  of  or
participants  in the  Contract;

                     (ii) vote the Fund shares in accordance  with  instructions received from owners of or participants in the Contract; and

                     (iii) vote Fund shares for which no instructions  have been received  in the  same  proportion  as  Fund  shares  of  such  Fund  for  which instructions have been received.

                 (b) If the  Company  chooses  to work  with  the  Fund's  proxy service provider, the Company shall provide a list of Contract owners with value allocated  to a  Designated  Portfolio  as of the record date to the Fund or its agent in order to facilitate the Fund's solicitation of voting instructions from
Contract  owners.  The Company shall also provide such other  information to the
Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated  proxies.  The Company reserves the right to vote Fund shares held in any  segregated  asset  account in its own right,  as well as any shares held in its general account, in each case, to the extent permitted by law.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

            4.1. The Company shall furnish,  or shall cause to be furnished,  to the Funds, the Underwriter,  the Adviser or their designee,  each piece of sales literature or other promotional  material that the Company develops and in which the Funds , the  Underwriter or the Adviser are named. No such material shall be used  until  approved  by the  Funds,  the  Underwriter,  the  Adviser  or their designee,  and the Funds,  the  Underwriter  and the Adviser will use their best efforts  for  them  or  their  designee  to  review  such  sales  literature  or promotional  material  within  five (5)  Business  Days  after  receipt  of such material. The Funds, the Underwriter, the Adviser or their designee reserves the right to reasonably  object to the continued use of any such sales literature or other promotional material in which the Funds, the Underwriter or the Adviser is named,  and no such  material  shall be used if the Funds,  the  Advisor and the
Underwriter or their designee so objects.

            4.2.  The  Company  shall  not  give  any  information  or make  any representations  or statements  on behalf of the Funds or concerning  the Funds, the  Underwriter  or the Adviser in  connection  with the sale of the  Contracts other than the  information  or  representations  contained in the  registration statements or  prospectuses  or SAIs for the Fund shares,  as such  registration statements and prospectuses or SAIs may be amended or supplemented  from time to time, or in reports or proxy statements for the Funds, or in sales literature or other promotional  material approved by the Funds, the Adviser,  the Underwriter or their  designee,  except with the permission of the Funds,  the Adviser,  the
Underwriter or their designee.

            4.3.  The Funds or their  designee,  shall  furnish,  or cause to be furnished,  to the Company,  each piece of sales literature or other promotional material  that they  develop and in which the Company,  and/or the  Account,  is named.  No such material  shall be used until  approved by the Company,  and the
Company will use its best efforts to review such sales literature or promotional material  within five (5)  Business  Days after  receipt of such  material.  The
Company reserves the right to reasonably object to the continued use of any such sales literature or other  promotional  material in which the Company and/or its
Account is named, and no such material shall be used if the Company so objects.

            4.4. Neither the Funds, the Adviser,  nor the Underwriter shall give any  information  or make  any  representations  on  behalf  of the  Company  or concerning the Company, the Account, or the Contracts other than the information or  representations  contained in a registration  statement,  prospectus  (which shall include an offering  memorandum,  if any, if the  Contracts  issued by the
Company or interests  therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or  supplemented`  from time to time,  or in  published  reports for the Account which are in the public  domain or approved by the Company for  distribution  to
Contract owners, or in sales literature or other  promotional  material approved by the Company, except with the permission of the Company.

            4.5.  The Funds will  provide to the  Company at least one  complete
copy  of  all  registration  statements,   prospectuses,  SAIs,  reports,  proxy
statements,  sales literature and other promotional materials,  applications for exemptions,  requests for no-action  letters,  and all  amendments to any of the above,  that relate to the Funds or their shares,  promptly  after the filing of such document(s) with the SEC or other regulatory authorities.

            4.6.  The Company  will  provide to the Funds at least one  complete copy of all  registration  statements,  prospectuses  (which  shall  include  an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for
voting   instructions,   sales  literature  and  other  promotional   materials,
applications for exemptions,  requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The
Company shall promptly provide to the Funds, the Underwriter and the Adviser any complaints received from the Contract owners pertaining to the Funds.

            4.7.  The Funds will  provide the Company  with as much notice as is reasonably practicable of any proxy solicitation,  and of any material change in the Funds'  registration  statementsor  prospectuses for any Account.  The Funds will work with the Company so as to enable the Company to solicit  proxies  from
Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner..

            4.8.  All sales  materials of each party will comply in all material respects  with the  rules  and  regulations  of the SEC and the NASD and will be filed with the SEC or the NASD as may be required  by the rules and  regulations of the SEC or NASD, respectively.

ARTICLE V.  FEES AND EXPENSES

            5.1. The Funds shall pay no fee or other compensation to the Company under  this  Agreement,  except  that if the Funds  adopt and  implement  a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Funds may make payments  to the  Company  or to the  underwriter  for the  Contracts  if and in amounts agreed to by the Funds in writing.

            5.2. All expenses  incident to  performance  by the Funds under this
Agreement  shall be paid by the  Funds.  The Funds  shall see to it that all its shares are registered and authorized for issuance in accordance  with applicable federal  law  and,  if and to the  extent  deemed  advisable  by the  Funds,  in accordance with applicable  state laws prior to their sale. The Funds shall bear the  expenses  for the cost of  registration  and  qualification  of the  Funds'
shares,  preparation  and filing of the  Funds'  prospectuses  and  registration statements, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders  (including the costs of printing a  prospectus  that  constitutes  an annual  report),  the preparation of all statements and notices  required by any federal or state law, and all taxes on the issuance or transfer of the Funds' shares.  The Funds shall bear the  expenses of  distributing  the Funds' proxy  materials  and reports to existing Contract owners.  The Funds shall also bear the expense of printing the
Funds' prospectuses which is delivered to existing Contract owners

            5.3.  The  Company  shall  bear  the  expense  of  distributing  all prospectuses and reports to shareholders  (whether for existing  Contract owners or prospective  Contract owners). The Company shall bear the expense of printing copies of the  prospectus  for the Contracts for use with  prospective  Contract owners.  The Company shall bear the expenses incident to (including the costs of printing)  sales  literature  and other  promotional  material  that the Company develops and in which the Funds are named.

ARTICLE VI.  QUALIFICATION

         The Funds represent and warrant that they are or will be qualified as a regulated  investment company under Subchapter M of the Internal Revenue Code of
1986, as amended (the "Internal Revenue Code,") and that they will maintain such qualification  (under  Subchapter M or any successor or similar  provisions) and that they will notify the Company  promptlyupon  having a  reasonable  basis for believing  that they has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII.  INDEMNIFICATION

            7.1. INDEMNIFICATION BY THE COMPANY

                 (a) The Company  agrees to indemnify  and hold harmless each of the Funds,  the Underwriter  and the Adviser and each of its  trustees/directors and officers,  and each person,  if any, who controls the Funds, the Underwriter or  Adviser  within  the  meaning  of Section 15 of the 1933 Act or who is under common control with the Funds, the Underwriter or the Adviser (collectively, the
"Indemnified  Parties"  for  purposes of this  Section  7.1) against any and all losses, claims, damages,  liabilities (including amounts paid in settlement with the written  consent of the Company) or  litigation  (including  legal and other expenses), to which the Indemnified Parties may become subject under any statute or  regulation,  at common law or  otherwise,  insofar as such  losses,  claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                     (i) arise out of or are based upon any untrue  statement or alleged  untrue  statements of any material fact  contained in the  registration statement,  prospectus (which shall include a written  description of a Contract that is not  registered  under  the  1933  Act),  or SAI for  the  Contracts  or contained  in the  Contracts  or  sales  literature  for the  Contracts  (or any amendment or supplement to any of the  foregoing),  or arise out of or are based upon the  omission or the  alleged  omission  to state  therein a material  fact required to be stated  therein or necessary to make the  statements  therein not misleading,  provided that this agreement to indemnify shall not apply as to any
Indemnified  Party if such  statement or omission or such  alleged  statement or omission was made in reliance upon and in conformity with information  furnished to the  Company  by or on behalf of the Fund or the  Underwriter  for use in the registration statement,  prospectus or SAI for the Contracts or in the Contracts or sales  literature  (or any amendment or  supplement)  or otherwise for use in connection with the sale of the Contracts, or

                     (ii) arise out of or as a result of material  statements or representations  by or on  behalf  of the  Company  (other  than  statements  or representations  contained in the registration  statement,  prospectus,  SAI, or sales  literature  of the Funds not supplied by the Company or persons under its control) or wrongful  conduct of the Company or its agents or persons  under the
Company's  authorization or control, with respect to the sale or distribution of the Contracts, or

                     (iii) arise out of any untrue  statement or alleged  untrue statement of a material fact contained in a registration statement,  prospectus,
SAI, or sales  literature  of the Funds or any  amendment  thereof or supplement thereto or the  omission or alleged  omission to state  therein a material  fact required to be stated  therein or necessary to make the  statements  therein not misleading if such a statement or omission was made in reliance upon information furnished to the Funds by or on behalf of the Company; or

                     (iv)  arise  as a result  of any  material  failure  by the
Company to provide the  services  and furnish the  materials  under the terms of this Agreement; or

                     (v) arise out of or result from any material  breach of any representation  and/or  warranty made by the Company in this  Agreement or arise out of or  result  from any  other  material  breach  of this  Agreement  by the
Company;

as limited by and in accordance with the provisions of Sections 7.1(b) nd 7.1(c)
hereof.

                 (b) The Company shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless disregard of its obligations or duties under this Agreement.

                 (c) The Company shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Company in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 (d) The Indemnified Parties will promptly notify the Company of the  commencement  of any litigation or  proceedings  against them in connection with the issuance or sale of the Fund shares or the  Contracts or the  operation of the Funds.

            7.2. INDEMNIFICATION BY THE UNDERWRITER

                 (a) The  Underwriter  agrees to indemnify and hold harmless the
Company and each of its  directors  and officers  and each  person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 7.2)
against any and all losses, claims, damages, liabilities (including amounts paid in  settlement  with the  written  consent  of the  Underwriter)  or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise,  insofar as such losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

                     (i) arise out of or are based upon any untrue  statement or alleged  untrue  statement of any material  fact  contained in the  registration statement  or  prospectus  or SAI or  sales  literature  of the  Funds  (or  any amendment or supplement to any of the  foregoing),  or arise out of or are based upon the  omission or the  alleged  omission  to state  therein a material  fact required to be stated  therein or necessary to make the  statements  therein not misleading,  provided that this agreement to indemnify shall not apply as to any
Indemnified  Party if such  statement or omission or such  alleged  statement or omission was made in reliance upon and in conformity with information  furnished to the  Underwriter  or  Funds by or on  behalf  of the  Company  for use in the registration  statement,  prospectus or SAI for the Funds or in sales literature
(or any amendment or  supplement)  or otherwise  for use in connection  with the sale of the Contracts or Fund shares; or

                     (ii) arise out of or as a result of material  statements or representations  by or on  behalf of the Funds or the  Underwriter  (other  than
statements  or   representations   contained  in  the  registration   statement,
prospectus,  SAI or sales literature for the Contracts not supplied by the Funds or the  Underwriter)  or wrongful  conduct of the  Underwriter or the Funds with respect to the sale or distribution of the Contracts or Fund shares; or

                     (iii) arise out of any untrue  statement or alleged  untrue statement of a material fact contained in a registration statement,  prospectus,
SAI or sales  literature  covering the  Contracts,  or any amendment  thereof or supplement  thereto,  or the  omission or alleged  omission  to state  therein a material fact  required to be stated  therein or necessary to make the statement or statements therein not misleading,  if such statement or omission was made in reliance  upon  information  furnished  to the  Company  by or on  behalf of the
Underwriter or the Funds; or

                     (iv) arise as a result of any material failure by the Funds or the  Underwriter to provide the services and furnish the materials  under the terms of this Agreement; or

                     (v) arise out of or result from any material  breach of any representation  and/or  warranty made by or on behalf of the  Underwriter or the
Funds in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Underwriter or the Funds;

as limited by and in accordance with the provisions of Sections 7.2(b)and 7.2(c)
hereof.

                 (b)  The   Underwriter   shall   not  be  liable   under   this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities  or  litigation  to which an  Indemnified  Party would  otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance or such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                 (c)  The   Underwriter   shall   not  be  liable   under   this
indemnification  provision with respect to any claim made against an Indemnified
Party  unless such  Indemnified  Party shall have  notified the  Underwriter  in writing within a reasonable  time after the summons or other first legal process giving  information  of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified  Party, the Underwriter will be entitled to participate, at its own  expense,  in the  defense  thereof.  The  Underwriter  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party named in the action.  After notice from the  Underwriter to such party of the  Underwriter's  election to assume the defense  thereof,  the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and the  Underwriter  will not be liable to such party under this  Agreement for any legal or other expenses subsequently incurred by such party independently in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 (d)  The  Indemnified  Party  agrees  promptly  to  notify  the
Underwriter of the  commencement of any litigation or proceedings  against it or any of its officers or directors in connection  with the issuance or sale of the
Contracts or the operation of the Account.

ARTICLE VIII.  APPLICABLE LAW

            8.1. This  Agreement  shall be construed and the  provisions  hereof interpreted  under  and in  accordance  with the laws of the  State of New York, without regard to the conflict of laws provisions thereof.

ARTICLE IX.  TERMINATION

            9.1. This  Agreement  shall  continue in full force and effect until the first to occur of:

                 (a)  termination  by any party,  for any reason with respect to some or all Funds,  by six (6) months advance  written  notice  delivered to the other parties; or

                 (b)  termination  by the Company by written notice to the other parties based upon the Company's  determination that shares of the Funds are not reasonably available to meet the requirements of the Contracts; or

                 (c)  termination  by the Company by written notice to the other parties in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                 (d) termination by either the Funds, the Underwriter or Adviser in the event that formal  administrative  proceedings are instituted against the
Company by the National  Association of Securities  Dealers,  Inc. (the "NASD"),
the SEC, the Insurance  Commissioner  or like official of any state or any other regulatory  body regarding the Company's  duties under this Agreement or related to the sale of the Contracts,  the operation of any Account,  or the purchase of the Funds' shares; provided, however, that the Funds, the Underwriter or Adviser determines  in  their  sole  judgment  exercised  in good  faith,  that any such administrative  proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                 (e)  termination  by the  Company  in  the  event  that  formal administrative  proceedings are instituted against the Funds, the Underwriter or
Adviser by the SEC or any state  securities  department or any other  regulatory body;  provided,  however,  that the  Company  determines  in its sole  judgment exercised in good faith,  that any such  administrative  proceedings will have a material  adverse  effect  upon the  ability of the Funds,  the  Underwriter  or
Adviser to perform its obligations under this Agreement; or

                 (f)  termination  by the Company by written notice to the other parties in the event that any Fund ceases to qualify as a  regulated  investment company  under  Subchapter  M of the Internal  Revenue  Code of 1986,  or if the
Company reasonably believes that any such Fund may fail to so qualify or comply;
or

                 (g)  termination  by either the Funds,  the  Underwriter or the
Adviser by written notice to the other parties,  if either one or all the Funds, the Underwriter and the Adviser,  respectively,  shall determine,  in their sole judgment  exercised  in good faith,  that the  Company  has  suffered a material adverse change in its business,  operations,  financial condition,  or prospects since  the  date  of  this  Agreement  or is the  subject  of  material  adverse publicity; or

                 (h)  termination  by the Company by written notice to the other parties, if the Company shall determine,  in its sole judgment exercised in good faith,  that the Funds,  the  Underwriter or the Adviser has suffered a material adverse  change in its business,  operations,  financial  condition or prospects since  the  date  of  this  Agreement  or is the  subject  of  material  adverse publicity; or

                 (i)  termination  by the Company upon any  substitution  of the shares of another  investment  company or series thereof for shares of a Fund in accordance with the terms of the Contracts,  provided that the Company has given at least 45 days prior written notice to the Funds,  the Underwriter and Adviser of the date of substitution.

            9.2.  Notwithstanding  any termination of this Agreement,  the Funds shall,  at the option of the  Company,  continue  to make  available  additional shares of the Funds pursuant to the terms and conditions of this Agreement,  for all Contracts in effect on the effective  date of  termination of this Agreement
(hereinafter referred to as "Existing  Contracts"),  unless the Company seeks an order  pursuant to Section 26(b) of the 1940 Act to permit the  substitution  of other  securities for the shares of the Funds.  Specifically,  the owners of the
Existing  Contracts  may be permitted to  reallocate  investments  in the Funds, redeem  investments  in the Funds and/or  invest in the Funds upon the making of additional  purchase payments under the Existing  Contracts (subject to any such election by the Company).

            9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  NOTICES

            Any notice shall be  sufficiently  given when sent by  registered or certified  mail to the other  party at the address of such party set forth below or at such other  address as such party may from time to time specify in writing to the other party.

         If to the Company:      Security Benefit Life Insurance Company
                                 Attention General Counsel
                                 700 SW Harrison
                                 Topeka, Kansas 66636 - 0001
                                 Facsimile:  (785) 431-3080

         If to the Fund:         Van Kampen Investments Inc.
                                 Attention: General Counsel
                                 1 Parkview Plaza
                                 Oakbrook Terrace, Illinois 60181
                                 Facsimile:  (630) 684-6124

         If to Adviser:          Van Kampen Asset Management Inc.
                                 Attention: General Counsel
                                 1 Parkview Plaza
                                 Oakbrook Terrace, Illinois 60181
                                 Facsimile:  (630) 684-6124

         If to Underwriter:      Van Kampen Funds Inc.
                                 Attention: General Counsel
                                 1 Parkview Plaza
                                 Oakbrook Terrace, Illinois 60181
                                 Facsimile:  (630) 684-6124

ARTICLE XI.  MISCELLANEOUS

            11.1.  All  persons  dealing  with the Funds must look solely to the property of the respective  Fund listed on Schedule B hereto as though each such
Fund had separately contracted with the Company, the Underwriter and the Adviser for the  enforcement  of any claims  against the Funds.  The parties  agree that neither the Boards,  officers,  agents or  shareholders  of the Funds assume any personal  liability  or  responsibility  for  obligations  entered into by or on behalf of the Funds.

            11.2.  Each  party  acknowledges  that the  identities  of the other party's  customers,  information  maintained by such other party regarding those customers, and all computer programs and procedures developed by the other party or the other  party's  affiliated  persons,  as that term is defined in the 1940
Act, or agents in connection  with the other party's  performance  of its duties constitute  the  valuable  property of the other  party.  Each party agrees that should it or its affiliated  person or agent come into possession of any list or compilation  of the identities of or other  information  about the other party's customers, or any other property of such party, pursuant to this Agreement,  the party who acquired the information or property,  or whose  affiliated  person or agent acquired the information or property,  shall use its best efforts to hold, or cause its affiliated  person or agent to hold, the information or property in confidence  and  refrain  from  using,  disclosing  or  distributing  any of the information  or other  property,  except with the other  party's  prior  written consent or as required by law or judicial process.

            11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            11.4. This Agreement may be executed  simultaneously  in two or more counterparts,  each of which taken  together  shall  constitute one and the same instrument.

            11.5.  If any  provision  of this  Agreement  shall  be held or made invalid by a court decision,  statute,  rule or otherwise,  the remainder of the
Agreement shall not be affected thereby.

            11.6.  Each party hereto shall  cooperate  with each other party and all appropriate  governmental authorities (including without limitation the SEC, the NASD,  and state  insurance  regulators)  and shall permit such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the Kansas  Insurance  Commissioner  with any  information  or reports in connection  with services  provided under this  Agreement  which such
Commissioner  may request in order to ascertain  whether the variable  insurance operations of the Company are being  conducted in a manner  consistent  with the
Kansas   insurance  laws  and  regulations  and  any  other  applicable  law  or regulations.

            11.7.  The  rights,  remedies  and  obligations  contained  in  this
Agreement are  cumulative  and are in addition to any and all rights,  remedies, and obligations,  at law or in equity,  which the parties hereto are entitled to under applicable state and federal laws.

            11.8 This Agreement or any of the rights and  obligations  hereunder may not be  assigned  by any party  without  the prior  written  consent  of all parties hereto.

            11.9 This agreement  constitutes  the entire  agreement  between the parties and  supersedes  any prior  agreement with respect to the subject matter whether oral or written.

            11.10 Except as otherwise  provided,  neither this agreement nor any rights or obligations  may be assigned by any party without the written  consent of the other parties.

            11.11 This  agreement  shall  inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative.

Security Benefit Life                  By its authorized officer
Insurance Company                                 KALMAN BAKK
                                                  -------------------------
                                       By:        Kalman Bakk
                                       Title:     Chief Marketing Officer
                                                  Senior Vice President

Van Kampen Equity Income Fund          By its authorized officer
                                                  JOHN L. SULLIVAN
                                                  -------------------------
                                       By:        John L. Sullivan
                                       Title:     Treasurer

Van Kampen Comstock Fund               By its authorized officer
                                                  JOHN L. SULLIVAN
                                                  -------------------------
                                       By:        John L. Sullivan
                                       Title:     Treasurer

Van Kampen Equity Trust               By its authorized officer
                                                  JOHN L. SULLIVAN
                                                  -------------------------
                                       By:        John L. Sullivan
                                       Title:     Treasurer

Van Kampen Asset Management, Inc.      By its authorized officer
                                                  STEPHEN L. BOYD
                                                  -------------------------
                                       By:        Stephen L. Boyd
                                       Title:     President

Van Kampen Funds, Inc.                 By its authorized officer
                                                  LOUIS G. KACKES
                                                  -------------------------
                                       By:        Louis G. Kackes
                                       Title:     Vice President

                                                               July 1, 2001

                                   SCHEDULE A

              ACCOUNT(S)                              CONTRACT(S)

SBL VARIABLE ANNUITY ACCOUNT XIV                       V6029

                                                               July 1, 2001

                                   SCHEDULE B

         FUNDS

1.       Van Kampen Equity Income Fund

2.       Van Kampen Comstock Fund

3.       Van Kampen Equity Trust

                  a.       Van Kampen Aggressive Growth Fund